SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	20-3153598
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

607 Pacific Avenue
Bremerton, Washington	98337
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-137038 Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The description of the Common Stock of the registrant as set forth under the heading “Description of Capital Stock” in the registrant’s registration statement on Form S-1 (Registration No. 333-137038) as originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2006 and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.
Item 2. Exhibits
     The following exhibits are filed herewith or incorporated by reference as indicated below:
     1.     Registrant’s Articles of Incorporation and related Articles of Amendment, incorporated by reference to Exhibits 3.1 and 3.2 of the S-1 Registration Statement;
     2.     Registrant’s Bylaws, incorporated by reference to Exhibits 3.3 and 3.4 of the S-1 Registration Statement; and
     3.     Registrant’s form of specimen certificate representing common stock, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 6, 2006

WSB FINANCIAL GROUP, INC.
By:	/s/ David K. Johnson
David J. Johnson
President and Chief Executive Officer

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